UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2016

REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events.

On November 1, 2016, Regions Financial Corporation ("Regions" or the "Company") announced that the Company's Board of Directors has authorized a $120 million increase to the Company's previously announced common stock repurchase program, from $640 million to $760 million. Regions has received a non-objection from the Board of Governors of the Federal Reserve System with respect to the $120 million increase in stock repurchase authorization under Regions' capital plan. As previously announced, the Company's common stock repurchase program permits repurchases through the end of the second quarter of 2017. A copy of the press release relating to this announcement is attached as Exhibit 99.1 and incorporated by reference under this Item 8.01.

ITEM 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Index

Exhibit No.    Exhibit

99.1        Press Release dated November 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:     /s/ Fournier J. Gale, III
Name:    Fournier J. Gale, III
Title:    Senior Executive Vice President,
General Counsel and Corporate
Secretary

Date: November 1, 2016